UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2011

Commission File	Registrant; State of Incorporation;	IRS Employer
Number	Address and Telephone Number	Identification No.
1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
and
Section 8 — Other Events
Item 8.01 Other Events
On April 18, 2011, PPL Corporation’s (“PPL” or the “Company”) indirect wholly owned subsidiary, PPL WEM Holdings plc (“PPL WEM Holdings”), a limited liability company incorporated in England and Wales, entered into a Purchase Agreement (“Purchase Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several purchasers (the “Purchasers”), relating to the offering and sale (“Offering”) by PPL WEM Holdings of $960 million aggregate principal amount of its Senior Notes, consisting of two series: $460 million aggregate principal amount of its 3.900% Senior Notes due 2016 and $500 million aggregate principal amount of its 5.375% Senior Notes due 2021 (collectively, the “Senior Notes”). The Senior Notes were issued under PPL WEM Holding’s Indenture dated as of April 21, 2011 with The Bank of New York Mellon as trustee, as supplemented by Supplemental Indenture No. 1 dated as of April 21, 2011 (collectively, the “Indenture”).
The Indenture contains customary covenants, events of default and remedies which, subject to customary cure periods and procedural requirements, include provisions for acceleration of indebtedness upon certain events of default. Events of default under the indentures include a failure to make timely payments associated with the Senior Notes, a continuing default in performance of applicable covenants, and certain bankruptcy or insolvency-related conditions, in each case subject to customary cure provisions.
The Senior Notes were offered in transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), only to qualified institutional buyers in accordance with Rule 144A under the Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Act.
The net proceeds of this offering were approximately $953 million (£583 million, utilizing the exchange rate at April 8, 2011 of $1.6341 per £1.00), after deducting the Purchasers’ discount and estimated offering expenses. The net proceeds will be applied to repay tranche B borrowings of PPL WEM Holdings under the £3,600,000,000 Senior Bridge Term Loan Credit Agreement incurred in connection with PPL Corporation’s recent acquisition of Western Power Distribution (East Midlands) plc (formerly known as Central Networks East plc) and WPD Midlands Holdings Limited (formerly known as Central Networks Limited), parent of Western Power Distribution (West Midlands) plc (formerly known as Central Networks West plc).
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Purchase Agreement, dated April 18, 2011, between PPL WEM Holdings PLC and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several purchasers named in Schedule A thereto.

10.2	Indenture, dated April 21, 2011, between PPL WEM Holdings PLC, as Issuer, and The Bank of New York Mellon, as Trustee

10.3	Supplemental Indenture No. 1, dated as of April 21, 2011, by and between PPL WEM Holdings PLC, as Issuer, and The Bank of New York Mellon, as Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ James E. Abel
James E. Abel
Senior Vice President — Finance and Treasurer

Dated: April 21, 2011